Exhibit 10.12

COGNOVIT PROMISSORY NOTE

$300,000.00	January 1, 2004

FOR VALUE RECEIVED, the undersigned, HealthEssentials Solutions, Inc. a Delaware Corporation (“HealthEssentials”), promises to pay Tony Altieri (“Altieri”) at his address of 2487 Wellesley Drive, Columbus, Ohio 43221 or such other address as he may designate, the sum of Three Hundred Thousand Dollars ($300,000.00) dollars (“Principal”), bearing interest at the rate of five (5%) percent per annum, upon vesting, pursuant to the vesting schedule detailed below, with the first installment being paid not before June 30, 2004, with all accumulated interest paid on or before the final installment payment, all in lawful money of the United States of America.

Vesting Schedule: This note is a conditional note consisting of three partial payments of $100,000.00 each, meaning that each partial payment of the note does not ripen and Mr. Altieri’s interest in each of the three partial payments does not vest, triggering his right to demand payment until the occurrence of each of the two conditions for each partial payment.

The first partial payment of $100,000.00 plus interest, vests after June 30, 2004 and the Ohio operations of Physicians House Call achieves a total quarterly number of doctor visits being 1900 for the quarter April 1, 2004-June 30, 2004, or any subsequent quarter thereafter. Mr. Altieri’s interest in the first partial payment may never be divested, but demand for payment may not be made until the “doctor visit” number stated above has been achieved in the specified quarter or any quarter thereafter. If fully vested, payment shall be made upon demand anytime after July 1, 2004.

The second partial payment of $100,000.00 plus interest, vests after September 30, 2004 and the Ohio operations of Physicians House Call achieves a total quarterly number of doctor visits being 1900 for the quarter July 1, 2004-September 30, 2004, or any subsequent quarter thereafter. Mr. Altieri’s interest in the second partial payment may never be divested, but demand for payment may not be made until the “doctor visit” number stated above has been achieved in the specified quarter or any quarter thereafter. If the first partial payment has not fully vested because of a deficiency in the performance numbers, than this second partial payment may not be demanded and the performance numbers during the second quarter will be applied to vest the first partial payment only. The parties intend that the second partial payment cannot vest and is not payable until the first partial payment is fully vested.

The third partial payment of $100,000.00 vests after December 28, 2004 and the Ohio operations of Physicians House Call achieves a total quarterly number of doctor visits being 1900 for the quarter October 1, 2004-December 31, 2004, or any subsequent quarter thereafter. Mr. Altieri’s interest in the third partial payment may never be divested, but demand for payment may not be made until the “doctor visit” number stated above has been achieved in the specified quarter or any quarter thereafter. If the second partial payment has not fully vested because of a deficiency in the performance numbers, than this third partial payment may not be demanded and the performance numbers during the second quarter will be applied to vest the second partial payment only. The parties intend the third partial payment cannot vest and is not payable until the second partial payment is fully vested.

HealthEssentials, Inc. may prepay without penalty. The entire balance of the note shall be deemed vested and demanded to be paid in full in the event that HealthEssentials or a successor entity is taken public through a qualified public offering.

Should HealthEssentials default, default being defined as any payment not having been made within three days of when it was due, then the entire principal balance then remaining unpaid shall accrue interest at the rate of eight percent (8%) A.P.R. from the date of any such default until repaid.

The note may be enforced in the Court of Common Pleas of Franklin County in the State of Ohio.

This Note was deemed executed in Columbus, Franklin County, Ohio, effective on the above referenced date.

MAKER: HealthEssentials Solutions, Inc.

By:	/s/ Norman Pfaadt
Its:	CFO